Exhibit 99.1

Form 4 Joint Filer Information

Names of the Reporting Persons:	• Coliseum Capital Management, LLC, a Delaware limited liability company (“CCM”);

• Adam Gray, a member of the board of directors of Benihana Inc.

Address for each of the Reporting Persons:	767 Third Avenue, 35th Floor, New York, NY 10017

Date of Earliest Transaction Required to be Reported:	September 23, 2011

Designated Filer for each of the Reporting Persons:	Coliseum Capital Management, LLC

Issuer & Ticker Symbol for each of the Reporting Persons:	Benihana Inc.; BNHN/BNHNA

Title of Security for each of the Reporting Persons:	Class A Common Stock $0.10 par value (“Class A Common Stock”) Common Stock $0.10 par value (“Common Stock”)

Transaction Code for each of the Reporting Persons:	P

Securities Acquired:	The securities reported on the Form 4 to which this Exhibit 99.1 is attached (the “Form 4”) are held directly by (a) Coliseum Capital Partners, L.P., an investment limited partnership of which Coliseum Capital, LLC, a Delaware limited liability company (“CC”), is general partner and for which CCM serves as investment adviser, and (b) Blackwell Partners, LLC (“Blackwell”), a separate account investment advisory client of CCM. Christopher Shackelton and Adam Gray manage CCM and CC. Each of Christopher Shackelton, Adam Gray, Blackwell, CCP, CC and CCM disclaims beneficial ownership of the securities reported in the Form 4, except to the extent of that person’s pecuniary interest therein.

	**Signature of Reporting Person	Date
Adam Gray	/s/ Adam Gray	September 27, 2011

	**Signature of Reporting Person	Date

**	Intentional misstatements or omissions of facts constitute Federal Criminal Violations.

See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).